EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into the Company's previously filed Registration Statements on Form S-3 (Registration Nos. 33-25040-33-31172, 33-31336, 33-36682, 33-40445, 33-42930, 33-47429, 33-54832,
33-56154, 33-58274, 33-60610, 33-65128-3367642-33-58672-33-69130-333-51267, and
33-51751), Form S-4 (Registration Nos. 33-29311, 33-38231, and 33-44635) and
Form S-8 (Registration Nos. 33-23765,33-32337, 33-45183, 33-64494 and 33-53949).

                      Shaun M. Davis, CPA

Hollywood, Florida,
June 18, 1996.